Exhibit 10.4

STOCKHOLDERS AGREEMENT

by and between

FUBOTV INC.

and

HULU, LLC

Dated as of October 29, 2025

i

ii

This STOCKHOLDERS AGREEMENT, dated as of October 29, 2025 (this “Agreement”), is entered into by and between FuboTV Inc., a Delaware corporation (the “Company”) and Hulu, LLC, a Delaware limited liability company (“Hulu”), and any Permitted Affiliate Transferee (as defined herein) that executes a joinder to this Agreement pursuant to Section 3.02 after the date of this Agreement.

WHEREAS, Hulu and the Company are parties to that certain Business Combination Agreement, dated as of January 6, 2025 (the “Business Combination Agreement”), by and among The Walt Disney Company, a Delaware corporation (“Disney”), Hulu and the Company;

WHEREAS, pursuant to the transactions contemplated by the Business Combination Agreement (the “Transactions”), Hulu holds 100% of the issued and outstanding Class B Common Stock (as defined herein) as of the date of this Agreement; and

WHEREAS, Hulu and the Company desire to enter into this Agreement to, inter alia, set forth certain of their rights, duties and obligations as a result of the Transactions with respect to certain stockholder voting matters, Transfers (as defined herein) of Common Stock and other corporate matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings.

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Common Stock that would be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, foreign or international Governmental Entity or any arbitration or mediation tribunal.

“Adversarial Action” means any actual or potential Action between any member of the Hulu Group or any officer, manager or director of a member of the Hulu Group (in their capacity as such), on the one hand, and any member of the Company Group or any officer, manager or director of a member of the Company Group (in their capacity as such), on the other hand.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, the Company and its Subsidiaries, on the one hand, shall be deemed to not be Affiliates of Disney and its other Subsidiaries (including Hulu), on the other hand, and vice versa.

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“Agreement” has the meaning set forth in the Preamble.

“Annual Meeting of Stockholders” has the meaning ascribed to it in the Bylaws.

“Appeal Arbitrator” has the meaning set forth in Section 5.11(b).

“Arbitration Rules” has the meaning set forth in Section 5.11(a).

“Arbitrator” has the meaning set forth in Section 5.11(b).

“Authorized Hulu Group Reporting Personnel” means the individuals set forth on Schedule 1; provided that Hulu may, in its sole discretion, change, in whole or in part, the individuals designated as Authorized Hulu Group Reporting Personnel at any time upon written notice given to the Company in accordance with Section 5.02.

“beneficially own”, “beneficial ownership”, “beneficial interest” and words of similar import have the meaning assigned to such terms in Rule 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement and a Person’s beneficial ownership of Common Stock shall be calculated in accordance with the provisions of such rule.

“Board of Directors” means the Board of Directors of the Company.

“Business Combination Agreement” has the meaning set forth in the Recitals.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“Bylaws” means the Bylaws of the Company.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company.

“Class A Common Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the shares of Class B Common Stock, par value $0.0001 per share, of the Company.

“Common Stock” means the Class A Common Stock and the Class B Common Stock, collectively.

“Company” has the meaning set forth in the Preamble.

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“Company Auditors” means, as applicable, the current and former independent certified public accountants of the Company.

“Company Earnings Release Materials” means, with respect to the Company, all earnings releases and any financial guidance for a current or future period, together with any related materials to be made available to the public in connection therewith.

“Company Group” means, collectively, the Company, Newco and their respective Subsidiaries. For the avoidance of doubt, no member of the Hulu Group shall be a member of the Company Group.

“Company Public Appearance” has the meaning set forth in Section 4.04(d).

“Company Public Documents” has the meaning set forth in Section 4.02.

“Competing DMVPD Transaction” has the meaning ascribed to it in the Certificate of Incorporation.

“Confidential Information” has the meaning set forth in Section 5.13(a).

“Consolidated Financial Statements” means, with respect to each annual and quarterly accounting period of the Company, the consolidated financial statements (and notes thereto) of the Company Group, which shall include a consolidated income statement, a consolidated balance sheet, a consolidated statement of cash flows and a consolidated statement of shareholders’ equity, for such period and, in the case of each quarterly period, for the period from the beginning of the current annual accounting period of the Company to the end of such quarterly period (or, in the case of the consolidated balance sheet, as of the end of the preceding annual accounting period), setting forth in each case in comparative form for each such annual or quarterly accounting period the consolidated financial statements (and notes thereto) for the corresponding annual or quarterly accounting period, as applicable, and other periods of the previous annual accounting period, as applicable, in each case prepared in reasonable detail and in accordance with Article 10 of Regulation S-X and GAAP.

“Consolidation Period” means the period during which Disney or any other member of the Hulu Group consolidates the results of operations and financial position of the Company or any other member of the Company Group or accounts for its investment in the Company or any other member of the Company Group under the equity method of accounting (determined in accordance with GAAP consistently applied and consistent with SEC reporting requirements) or completes a financial statement audit for any such period.

“Credit Rating Agencies” means Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a Subsidiary of S&P Global Inc., Fitch Ratings Inc. or, in each case, any successor thereto.

“Director” means a member of the Board of Directors.

“Disclosing Party” has the meaning set forth in Section 4.09(a).

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“Disney” has the meaning set forth in the Recitals.

“Disney Auditors” means the independent certified public accountants of Disney.

“Dispute” has the meaning set forth in Section 5.11.

“Encumbrance” means any security interest, pledge, charge, mortgage, lien or other material encumbrance, except for restrictions arising under applicable securities Laws.

“Exchange Act” means the Securities Exchange Act of 1934, together with the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entity” means any U.S. federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.

“Group” means the Company Group or the Hulu Group, as the context requires.

“Hulu” has the meaning set forth in the Preamble.

“Hulu Affiliated Designees” has the meaning ascribed to it in the Certificate of Incorporation.

“Hulu Designees” has the meaning ascribed to it in the Certificate of Incorporation.

“Hulu Group” means, collectively, Hulu and its Affiliates. For the avoidance of doubt, no member of the Company Group shall be a member of the Hulu Group.

“Hulu Group Earnings Release Materials” means, with respect to any member of the Hulu Group, all earnings releases and any financial guidance for a current or future period, together with any related materials to be made available to the public in connection therewith.

“Hulu Group Public Documents” has the meaning set forth in Section 4.03.

“Hulu Group Reporting Personnel” means the individuals set forth on Schedule 2; provided that Hulu may, in its sole discretion, change, in whole or in part, the individuals designated as Hulu Group Reporting Personnel at any time upon written notice given to the Company in accordance with Section 5.02.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, documents, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

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“Initial Arbitrator” has the meaning set forth in Section 5.11(a).

“Investment Personnel” means members of the investment community, including any financial analysts, investment managers or any fixed income investors or stockholders of the Company.

“JAMS” has the meaning set forth in Section 5.11(a).

“Joinder” has the meaning set forth in Section 3.02(b).

“Law” means any foreign, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, statute, ordinance, code, rule, regulation, or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.

“Lockup Period” has the meaning set forth in Section 3.01.

“Newco” means Fubo Operations LLC, a Delaware limited liability company.

“Order” means any order, judgment, award, decision, decree, injunction, ruling, writ or assessment of, or agreement with, any governmental authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Permitted Affiliate Transferee” means any Affiliate of Hulu that executes a Joinder.

“Permitted Transfer” has the meaning set forth in Section 3.02(a).

“Person” means a natural person, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity, whether or not a legal entity.

“Privilege” has the meaning set forth in Section 4.10.

“Qualifying Institution” means a nationally or internationally recognized financial institution.

“Relevant Stockholders” means, as of any date of determination, Hulu and each Permitted Affiliate Transferee (if any) as of such date.

“Representative” means, with respect to any Person, its Affiliates or any of its or its Affiliates’ respective directors, officers, members, employees, representatives, agents, attorneys, consultants, contractors, accountants, financial advisors and other advisors.

“Requesting Party” has the meaning set forth in Section 4.09(a).

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“Retention Policies” means (a) the record retention policies of the Hulu Group as of date of this Agreement or as reasonably adopted or modified by the Hulu Group after the date of this Agreement (to the extent that the Hulu Group has provided written notice of such adoption or modification to the Company) and (b) any record retention policy to which the parties hereto may otherwise agree after the date of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, together with the rules and regulations promulgated thereunder.

“Special Meeting of Stockholders” has the meaning ascribed to it in the Bylaws.

“Specified Company Group Organizational Provisions” has the meaning set forth in Section 4.11.

“Stock Exchange Standards” has the meaning set forth in Section 4.05.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient, together with any contractual rights, to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first Person). Notwithstanding the foregoing, for purposes of this Agreement, the Company, Newco and their respective Subsidiaries, on the one hand, shall be deemed to not be Subsidiaries of Hulu or any direct or indirect parent company thereof (including Disney) or any other Subsidiary of any such parent company, on the other hand, and Newco and its Subsidiaries shall be deemed to be Subsidiaries of the Company.

“Trade Secrets” means, collectively, trade secrets and other confidential or proprietary information, know-how, inventions, discoveries, improvements, methods, techniques, systems, processes, procedures, programs, codes, designs, compilations, formulas, schematics and drawings.

“Transactions” has the meaning set forth in the Recitals.

“Transfer” means, with respect to any shares of Common Stock, any sale, assignment, transfer, distribution or other disposition thereof (whether directly or indirectly, whether in whole or in part, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law), or other conveyance, creation, incurrence or assumption of a legal or beneficial interest therein, or a participation or Encumbrance therein (whether with or without consideration and whether voluntarily or involuntarily or by operation of Law), or creation of any short position in any such security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instrument, whether in a single transaction or a series of related transactions and whether to a single Person or a 13D Group; provided that a Transfer of the shares or other equity interests of Hulu or any direct or indirect parent company thereof shall not constitute a “Transfer” hereunder. The terms “Transferred”, “Transferor” and “Transferee” have meanings correlative to the foregoing.

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“Trigger Date” means the date on which the Consolidation Period ends.

“Unaffiliated Independent Designees” has the meaning ascribed to it in the Certificate of Incorporation.

ARTICLE II

Stockholder Voting Agreement

SECTION 2.01. Agreement to Vote. From and after the date of this Agreement, until the first date on which the Hulu Group ceases to collectively own at least 50% of the then-outstanding shares of Common Stock, each of Hulu and each Permitted Affiliate Transferee (if any) agrees:

(a) to (i) cause all shares of Common Stock owned of record or beneficially owned by it to be present (in person or by proxy) at any duly called and noticed Annual Meeting of Stockholders or Special Meeting of Stockholders and (ii) vote (or cause to be voted) at such meeting all such shares of Common Stock in accordance with this Agreement; and

(b) to vote (or cause to be voted) all shares of Common Stock owned of record or beneficially owned by it (i) (x) subject to clause (y) of this Section 2.01(b)(i), in favor of the Directors that are nominated by the Board of Directors in accordance with Article VII of the Certificate of Incorporation, including all nominees of the Unaffiliated Independent Designees or of the Board of Directors, as applicable, to fill vacancies created by the death, resignation, disqualification or removal of an Unaffiliated Independent Designee and (y) solely until the second anniversary of the date of this Agreement, against any individuals nominated as an Unaffiliated Independent Designee who is not an initial Unaffiliated Independent Designee (or a replacement of any such initial Unaffiliated Independent Designee who has died, resigned, been disqualified or removed from the Board of Directors), in each case of this clause (i), at any Annual Meeting of Stockholders and any Special Meeting of Stockholders (and by any written consent in lieu of any such meeting), (ii) solely until the second anniversary of the date of this Agreement, at any Annual Meeting of Stockholders and any Special Meeting of Stockholders (and by any written consent in lieu of any such meeting), in favor of each initial Unaffiliated Independent Designee (and any replacement of any initial Unaffiliated Independent Designee who has died, resigned, been disqualified or removed from the Board of Directors) to continue to serve on the Board of Directors and (iii) in accordance with the recommendation of the Board of Directors (“for,” “against,” “withhold,” “abstain” or otherwise) with respect to any proposal made by the Board of Directors and presented at any Annual Meeting of Stockholders and any Special Meeting of Stockholders (and by any written consent in lieu of any such meeting), other than (x) a proposal with respect to the nomination of Directors, which shall be governed by clauses (i)-(ii) of this Section 2.01(b), or (y) a proposal for which the approval of Hulu is required pursuant to the Certificate of Incorporation.

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SECTION 2.02. Appointment and Removal of Unaffiliated Independent Designees. Solely until the second anniversary of the date of this Agreement, each of the Company and each Relevant Stockholder agrees to take all actions necessary and within its control to cause each initial Unaffiliated Independent Designee (or a replacement of any such initial Unaffiliated Independent Designee who has died, resigned, been disqualified or removed from the Board of Directors) to continue to serve on the Board of Directors until the second anniversary of the date of this Agreement, including, solely until the second anniversary of the date of this Agreement, (i) in the case of the Company, using its reasonable best efforts to cause each initial Unaffiliated Independent Designee (or a replacement of any such initial Unaffiliated Independent Designee who has died, resigned, been disqualified or removed from the Board of Directors) to be included as the only Unaffiliated Independent Designees in the slate of nominees recommended by the Company for election to the Board of Directors at any Annual Meeting of Stockholders and any Special Meeting of Stockholders (and by any written consent in lieu of any such meeting) and (ii) in the case of each Relevant Stockholder, causing the Hulu Designees to vote in favor of the nomination of each initial Unaffiliated Independent Designee (or a replacement of any such initial Unaffiliated Independent Designee who has died, resigned, been disqualified or removed from the Board of Directors) for election to the Board of Directors at any Annual Meeting of Stockholders and any Special Meeting of Stockholders (and by any written consent in lieu of any such meeting).

ARTICLE III

Transfers

SECTION 3.01. Transfer Restrictions. For a period of 24 months beginning on the date of this Agreement (the “Lockup Period”), each of Hulu and each Permitted Affiliate Transferee (if any) shall not Transfer, agree to Transfer or solicit any Transfer of any shares of Common Stock owned of record or beneficially owned by it to any Person other than as set forth in Section 3.02, unless such Transfer is approved by the audit committee of the Board of Directors. For the avoidance of doubt, following the expiration of the Lockup Period, this Article III shall not limit the ability of Hulu or any Permitted Affiliate Transferee to Transfer or agree to Transfer any shares of Common Stock to any Person.

SECTION 3.02. Permitted Transfers.

(a) Notwithstanding anything to the contrary in Section 3.01, each of Hulu and each Permitted Affiliate Transferee (if any) may Transfer or agree to Transfer any shares of Common Stock (each, a “Permitted Transfer”):

(i) subject to Section 3.02(b), to an Affiliate of Hulu;

(ii) to the Company or a Subsidiary of the Company;

(iii) acquired by it after the date of this Agreement; or

(iv) in connection with the consummation of any Competing DMVPD Transaction.

(b) No Transfer of shares of Common Stock pursuant to Section 3.02(a)(i) shall be effective until such time as such Transferee has executed and delivered to the Company, as a condition precedent to such Transfer, a joinder to this Agreement substantially in the form of Exhibit A (a “Joinder”). No Permitted Affiliate Transferee shall permit a change of control of such Permitted Affiliate Transferee, other than to Hulu or an Affiliate of Hulu, if the shares of Common Stock held by such Permitted Affiliate Transferee represent a majority of the fair market value of all of the assets directly or indirectly held by such Permitted Affiliate Transferee.

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(c) As promptly as reasonably practicable, but in no event later than two Business Days prior to any Transfer of, or entry into an agreement to Transfer, any shares of Common Stock pursuant to Section 3.02(a)(i) or Section 3.02(a)(iv), Hulu or any Permitted Affiliate Transferee, as the case may be, shall, as Transferor, deliver written notice thereof to the Company setting forth the number of shares of Common Stock that is anticipated to be Transferred and the identity of the anticipated Transferee (if known).

(d) Notwithstanding anything to the contrary in Section 3.01, Hulu and each Permitted Affiliate Transferee (if any) shall be permitted to (i) pledge shares of Common Stock under any bona fide credit facility or similar facility maintained by any member of the Hulu Group with a Qualifying Institution or (ii) deposit shares of Common Stock in a margin account, in each case, so long as Hulu or such Permitted Affiliate Transferee, as applicable, continues to exercise voting control over such pledged or deposited shares of Common Stock; provided that, with respect to any such pledge or deposit made during the Lockup Period, Hulu or such Permitted Affiliate Transferee shall, as a condition to such pledge or deposit being permitted by this Agreement, provide the Company with prior written notice of such transaction and the identity of the Qualifying Institution; provided further that a foreclosure on such shares or other similar action by the Qualifying Institution or other pledgee shall constitute a Transfer unless such foreclosure or similar action otherwise qualifies as a Permitted Transfer.

(e) No later than five Business Days after executing any definitive agreement providing for a Competing DMVPD Transaction, Hulu shall notify the Board of Directors of the execution of such definitive agreement. No later than five Business Days prior to any Transfer of any shares of Common Stock in connection with the consummation of any Competing DMVPD Transaction pursuant to Section 3.02(a)(iv), Hulu shall (i) deliver to the Board of Directors a certificate, signed by an executive officer of Hulu, certifying that such transaction constitutes a Competing DMVPD Transaction and (ii) provide the Company with reasonable access during normal business hours to an executive officer of an applicable member of the Hulu Group to discuss such certification, it being understood that any such discussion may be subject to, and limited by, any applicable confidentiality obligations with respect to such Competing DMVPD Transaction.

SECTION 3.03. Legends and Compliance with Securities Laws .

(a) In addition to any other legend or stop transfer orders that may be required by the Certificate of Incorporation or applicable Law, all certificates or book-entries representing shares of Common Stock that are subject to the restrictions on Transfer set forth in Section 3.01 shall bear a legend or be subject to a stop transfer order or notation referencing such restrictions, as applicable. The Company shall, upon the request of Hulu or any Permitted Affiliate Transferee, promptly issue replacement certificates that are free from the legends contemplated by this Section 3.03(a) (or, in the case of any book-entry shares, update the Company’s stock records to remove the stop transfer orders or notations contemplated by this Section 3.03(a)) in order to permit Hulu or such Permitted Affiliate Transferee, as applicable, to engage in Transfers that are not restricted hereunder or by the Securities Act or any applicable securities Laws.

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(b) Notwithstanding anything to the contrary in this Agreement, it shall be a condition to any Transfer of shares of Common Stock by Hulu or any Permitted Affiliate Transferee that (i) such Transfer comply with the provisions of the Securities Act and applicable securities Laws and, if reasonably requested by the Company, then Hulu or such Permitted Affiliate Transferee, as applicable, shall have provided the Company with an opinion of outside legal counsel, reasonably acceptable to the Company, to such effect; provided that no such opinion shall be required as a condition to (x) any Transfer effectuated pursuant to Section 3.02(a)(i) or Section 3.02(a)(ii), in each case, unless requested by the Company’s transfer agent, or (y) any Transfer of shares of Common Stock acquired by Hulu or any Permitted Affiliate Transferee after the date of this Agreement pursuant to an open market purchase, and (ii) no applicable Law or judgment issued by any Governmental Entity which would prohibit such Transfer shall be in effect, and all consents of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of such Transfer shall have been obtained or filed or shall have occurred.

SECTION 3.04. Improper Transfer. Any attempt by Hulu or any Permitted Affiliate Transferee to Transfer or agree to Transfer any shares of Common Stock not in compliance with this Agreement shall, to the fullest extent permitted by applicable Law, be null and void ab initio, the purported Transferee shall have no rights or privileges in or with respect to the Company with respect to such attempted Transferred shares of Common Stock and the Company shall not give any effect in the Company’s stock ledger or register to such attempted Transfer.

ARTICLE IV

Financial and Other Information

SECTION 4.01. Company Information.

(a) Consolidated Financial Statements. The Company shall use reasonable best efforts to deliver to the Hulu Group Reporting Personnel the Consolidated Financial Statements for any fiscal year of the Company and each fiscal quarter of any fiscal year of the Company as promptly as reasonably practicable within the time periods specified by the Authorized Hulu Group Reporting Personnel; provided that, in no event shall the Company deliver such Consolidated Financial Statements later than 20 Business Days after the earlier of the end of the applicable annual or quarterly period of (i) Hulu or (ii) the Company.

(b) Internal Reporting. The Company shall, and shall cause each other member of the Company Group to, deliver to the Hulu Group Reporting Personnel such monthly, quarterly and annual financial reports and other financial information, and any customary management certifications or representation letters with respect thereto, as the Authorized Hulu Group Reporting Personnel may reasonably request in writing, which are consistent with respect to content and timing with the information supplied by Subsidiaries of Disney to management of Disney in the ordinary course of business. Except as the parties hereto may otherwise agree hereafter, the Company shall use reasonable best efforts to ensure that all information provided pursuant to this Section 4.01(b) shall be generally consistent with the Hulu Group’s policies and practices with respect to the provision of comparable information by Subsidiaries of Disney; provided, however, that in the event any such policies and practices are amended, supplemented or otherwise modified after the date of this Agreement, the Company shall not be required to comply with any such amendment, supplement or other modification unless and until the Company has been notified of such amendment, supplement or other modification in writing.

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(c) Other Information. The Company shall, within the reasonable time periods specified by the Authorized Hulu Group Reporting Personnel, use reasonable best efforts to deliver to the Hulu Group Reporting Personnel such additional information and data with respect to the Company Group as may be reasonably requested by the Authorized Hulu Group Reporting Personnel from time to time.

(d) Meetings with Management. The Company shall, from time to time upon reasonable prior written notice, provide the Hulu Group Reporting Personnel (or their designees) with an opportunity to meet with the management of the Company to discuss the information required to be delivered by this Section 4.01.

SECTION 4.02. Company Public Documents. The Company shall, and shall cause each other member of the Company Group that files information with the SEC to, deliver to the Hulu Group Reporting Personnel drafts, as promptly as reasonably practicable following the preparation thereof (and in any event reasonably in advance of the printing, filing or public dissemination thereof) of (a) all Company Earnings Release Materials, reports, notices, proxy statements, information statements and non-ordinary course press releases, in each case to be sent or made available by any member of the Company Group to its security holders or the public, (b) all regular, periodic and other reports, or any other materials, to be filed or furnished by any member of the Company Group under Sections 13, 14 and 15 of the Exchange Act (including reports on Form 10-K, Form 10-Q, Form 8-K and annual reports to stockholders) and (c) all registration statements and prospectuses to be filed by any member of the Company Group with the SEC or any securities exchange or automated or electronic quotation system on which shares of capital stock of any member of the Company Group are traded or quoted (the documents identified in clauses (a) through (c), collectively, the “Company Public Documents”). From and after the delivery of any such draft of a Company Public Document, the Company shall, and shall cause each other member of the Company Group to, deliver to the Hulu Group Reporting Personnel all material revisions to such draft prior to the printing, filing or public dissemination thereof. No later than four Business Days before the earliest of the date a Company Public Document (including any Company Earnings Release Material filed on Form 8-K) is printed, filed or publicly disseminated, the Company shall, and shall cause each other member of the Company Group to, deliver to the Hulu Group Reporting Personnel a substantially final draft of such Company Public Document; provided that, with respect to reports on Form 8-K (other than any Company Earnings Release Material filed on Form 8-K), the Company shall use reasonable best efforts to deliver such draft no later than two Business Days before such time and, in any event, shall deliver such draft no later than one Business Day before such time. Notwithstanding the foregoing obligations, the Company may continue to revise such Company Public Document so long as any such revisions, other than revisions which are de minimis or typographical, are delivered to the Hulu Group Reporting Personnel by the Company as soon as practicable (and in any event reasonably in advance of the printing, filing or public dissemination thereof). The Company shall deliver to the Hulu Group Reporting Personnel final copies of any Company Public Document no later than the date such Company Public Document is printed, filed or publicly disseminated, whichever is earliest (except to the extent that such Company Public Document is publicly available via the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system). The Company shall consider in good faith any reasonable comments of the Hulu Group.

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SECTION 4.03. Hulu Group Public Documents. The Company shall, and shall direct the Company Auditors to, cooperate with the Hulu Group to the extent reasonably requested by the Authorized Hulu Group Reporting Personnel in the preparation of (a) any Hulu Group Earnings Release Materials, reports, notices, proxy statements, information statements and press releases, in each case to be sent or made available by any member of the Hulu Group to its security holders or the public, (b) all regular, periodic and other reports, or any other materials, to be filed or furnished by any member of the Hulu Group under Sections 13, 14 and 15 of the Exchange Act (including reports on Form 10-K, Form 10-Q, Form 8-K and annual reports to stockholders) and (c) all registration statements and prospectuses to be filed by any member of the Hulu Group with the SEC or any securities exchange or automated or electronic quotation system on which shares of capital stock of any member of the Hulu Group are traded or quoted (the documents identified in clauses (a) through (c), collectively, the “Hulu Group Public Documents”); provided that reasonable and documented out-of-pocket costs and expenses incurred by the Company in connection with the foregoing shall be the responsibility of the Hulu Group. The Company shall provide to the Hulu Group Reporting Personnel all information that the Authorized Hulu Group Reporting Personnel reasonably request in writing in connection with the preparation of any Hulu Group Public Document or that, in the judgment of legal counsel to any member of the Hulu Group, is required under applicable Law to be disclosed or incorporated by reference therein or to be included in public communications related thereto. The Company shall provide such information within the reasonable time periods specified by the Authorized Hulu Group Reporting Personnel (which dates may be earlier than the dates on which the Company otherwise would be required to have such information available) to enable the Hulu Group to print, file and publicly disseminate any Hulu Group Public Documents on such dates as the Hulu Group may determine in its sole discretion. If and to the extent reasonably requested by the Authorized Hulu Group Reporting Personnel in writing, the Company shall, within the reasonable time periods specified by the Authorized Hulu Group Reporting Personnel, diligently review all drafts of any Hulu Group Public Document and reasonably assist in the preparation of any portion of such Hulu Group Public Document pertaining to the Company Group. Without limiting the obligations of the Company pursuant to Section 4.04(i), prior to any printing, filing or public dissemination of any Hulu Group Public Document, an appropriate executive officer of the Company shall, if requested by the Authorized Hulu Group Reporting Personnel in writing, confirm to the best of such officer’s knowledge that the information provided by the Company relating to the Company Group in such Hulu Group Public Document is accurate, true and correct in all material respects. Unless required by applicable Law or GAAP, the Company shall not, and shall cause each other member of the Company Group to not, (i) publicly disclose, through any channel or medium, any information that is inconsistent with the information that is provided by the Company for any Hulu Group Public Document or (ii) publicly disclose, through any channel or medium, any information that is not subject to the Company’s delivery obligations pursuant to Section 4.02 if such information materially deviates from information that is included in any existing Company Public Document unless, with respect to this clause (ii), the Company delivers to the Hulu Group Reporting Personnel written notice of such disclosure reasonably in advance thereof, specifying with reasonable specificity each such deviation contemplated in such disclosure. With respect to any Hulu Group Public Document to be filed with the SEC, prior to such filing, Hulu shall provide the Company with a draft of any portion of such Hulu Group Public Document to be filed that makes specific reference to the Company, but only to the extent such information materially deviates from information previously included in any existing Hulu Group Public Document, and shall give the Company a reasonable opportunity to review such portion of the applicable Hulu Group Public Document. Hulu shall consider in good faith any reasonable comments of the Company; provided that the final form of any such Hulu Group Public Document shall be determined by the Hulu Group in its sole discretion.

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SECTION 4.04. Other Financial Reporting Matters.

(a) Maintenance of Books and Records. The Company shall, and shall cause each other member of the Company Group to, (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company Group; (ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) the Company’s financial statements are reliable and timely prepared in accordance with GAAP and applicable Law; (B) all transactions of the Company Group are executed in accordance with the general or specific authorization of the Company’s management; (C) all transactions of the Company Group are recorded as necessary to (I) permit preparation of Consolidated Financial Statements in conformity with GAAP or any other criteria applicable to such statements and (II) maintain accountability for assets; and (D) access to assets of the Company Group is permitted only in accordance with the general or specific authorization of the Company’s management, and any unauthorized use or disposition of assets of the Company Group that could have a material effect on the Company’s financial statements is prevented or detected and communicated in a timely manner; and (iii) otherwise comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, including Exchange Act Rule 13a-15.

(b) Quarterly and Annual Reporting. Upon reasonable advance notice from the Authorized Hulu Group Reporting Personnel of Disney’s planned filing date for any given period (including reasonable notice of any changes to such date), the Company shall use reasonable best efforts to file (x) its Quarterly Report on Form 10-Q with the SEC on or about the same day as Disney’s planned filing date with the SEC for its Quarterly Report on Form 10-Q for the corresponding period and (y) its Annual Report on Form 10-K with the SEC on or about the same day as Disney’s planned filing date with the SEC for its Annual Report on Form 10-K for the corresponding period, in each case of (x) and (y), unless the Company is otherwise required by applicable Law, and the Company shall provide advance written notice to the Hulu Group Reporting Personnel as promptly as reasonably practicable if the Company is unable to do so; provided that in no event shall the Company file such report for any given period prior to Disney’s filing of its own such report for the corresponding period, unless the Company is so required by applicable Law.

(c) Earnings Releases. The Company shall consult with the Authorized Hulu Group Reporting Personnel as to the timing of the Company’s annual and quarterly earnings releases and earnings release conference calls and any financial guidance for a current or future period. Upon reasonable advance notice from the Authorized Hulu Group Reporting Personnel of Disney’s planned date to publicly release its earnings or any financial guidance, or hold its earnings release conference call, for any given period (including reasonable notice of any changes to such date), the Company shall use reasonable best efforts to publicly release its earnings or any financial guidance, and hold its earnings release conference call, for such period on the same date and within a reasonable time following Disney’s public earnings release on such day, and the Company shall provide advance written notice to the Hulu Group Reporting Personnel as promptly as reasonably practicable if the Company is unable to do so; provided that in no event shall the Company publicly release its earnings or hold its earnings release conference call for any given period prior to Disney’s public release of its earnings for such period, nor shall the Company publicly release any financial guidance for any given period prior to Disney’s public release of any financial guidance for such period, in each case unless the Company is so required by applicable Law.

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(d) Public Appearances. The Company shall notify the Hulu Group Reporting Personnel in writing reasonably in advance of the date of (i) all scheduled public meetings and conference calls to be held between the Company and Investment Personnel, including any “investor day” or similar event, and (ii) any conferences to be attended by any members of the management of the Company if the primary purpose of such attendance is to meet with Investment Personnel (each, a “Company Public Appearance”), and the Company shall consult with the Authorized Hulu Group Reporting Personnel as to the appropriate timing for all such Company Public Appearances. The Company shall not schedule or attend any Company Public Appearance on any date to which the Authorized Hulu Group Reporting Personnel reasonably objects. The foregoing shall not require the Company to notify the Hulu Group Reporting Personnel of one-on-one discussions between any member of the management of the Company and Investment Personnel.

(e) Meetings with Credit Rating Agencies. The Company shall notify the Hulu Group Reporting Personnel in writing reasonably in advance of the date of all scheduled meetings and conference calls to be held between the Company and members of the Credit Rating Agencies and shall consult with the Authorized Hulu Group Reporting Personnel as to the appropriate timing for all such meetings or calls. The Company shall not schedule any such meeting or call on any date to which the Authorized Hulu Group Reporting Personnel reasonably objects.

(f) Auditors. (i) The Company will use its reasonable best efforts to enable the Company Auditors to complete their audit such that they will date their opinion on the Company’s annual financial statements on the same date that the Disney Auditors date their opinion on Disney’s annual financial statements, and to enable Disney to meet its timetable for the printing, filing and public dissemination of Disney’s annual financial statements. In addition, the Company will authorize the Company Auditors to make available to the Disney Auditors (A) the personnel who performed or are performing the annual audit of the Company and (B) consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the financial information and annual audit of the Company, in each case within a reasonable time period before the Company Auditors’ opinion date (and in any event, no later than 15 Business Days before the Company Auditors’ opinion date), so that the Disney Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Company Auditors as it relates to the Disney Auditors’ report on Disney’s annual financial statements, all within sufficient time to enable Disney to meet its timetable for the printing, filing and public dissemination of Disney’s annual financial statements; provided that reasonable and documented out-of-pocket costs and expenses incurred by the Company in connection with the foregoing shall be the responsibility of the Hulu Group. If the Disney Auditors identify to Disney, in any management letter or other written correspondence in connection with its annual audit of Disney, any issue with the accounting principles, any proposed adjustment or any similar area of concern with respect to the Company Group, the Authorized Hulu Group Reporting Personnel shall promptly inform the Company and provide the Company with an excerpt of the applicable portions of such management letter or other correspondence.

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(g) Access to Records. If the Authorized Hulu Group Reporting Personnel determine in good faith that there may be an inaccuracy in the financial statements of a member of the Company Group or a deficiency or inadequacy in the internal accounting controls or operations of a member of the Company Group that could impact Disney’s financial statements, at the request of the Authorized Hulu Group Reporting Personnel, the Company shall provide the Disney Auditors and such other Representatives of the Hulu Group as are designated by the Authorized Hulu Group Reporting Personnel with access to the Company Group’s books and records so that such Persons may conduct audits relating to the financial statements provided by the Company under this Agreement as well as to the internal accounting controls and operations of the Company Group. The Company shall make available the appropriate personnel of the Company Group to advise and assist with any such audit upon reasonable prior written notice from the Authorized Hulu Group Reporting Personnel. Reasonable and documented out-of-pocket costs and expenses incurred by the Company in connection with the obligations under this Section 4.04(g) shall be the responsibility of the Hulu Group.

(h) Accounting Matters. To the extent reasonably requested by the Authorized Hulu Group Reporting Personnel, the Company shall cooperate in good faith with the Hulu Group to align the Company’s accounting estimates, judgments, policies and principles with those of the Hulu Group. Without limiting the foregoing and excluding changes required by the SEC, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board, the Company shall (i) give the Hulu Group Reporting Personnel reasonable advance written notice of any proposed material changes to the Company’s accounting estimates, judgments, policies or principles and (ii) not make any changes to its accounting estimates, judgments, policies or principles that could reasonably be expected to affect any member of the Hulu Group unless the Company has (x) received the prior written consent of the Authorized Hulu Group Reporting Personnel (which consent shall not be unreasonably withheld, conditioned or delayed) and (y) consulted with the Disney Auditors, if so requested by the Authorized Hulu Group Reporting Personnel upon reasonable notice. The Authorized Hulu Group Reporting Personnel shall use reasonable best efforts to promptly respond to any request by the Company to make any change contemplated by clause (ii) of the preceding sentence. With respect to any material changes to the Company’s accounting estimates, judgments, policies or principles that the Company reasonably concludes in good faith are required by the SEC, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board, the Company shall give the Hulu Group Reporting Personnel notice, in writing, of such changes reasonably in advance of the implementation thereof.

(i) Management Certification. The Company shall, not later than 12 Business Days prior to the date on which Disney plans to file its corresponding Quarterly Report on Form 10-Q or Annual Report on Form 10-K, cause its principal executive officer and principal financial officer (as such terms are defined in the rules and regulations of the SEC) to submit to the Hulu Group Reporting Personnel certifications of such officers, in a form reasonably acceptable to the Authorized Hulu Group Reporting Personnel, attesting to the accuracy and completeness of the Company’s financial and accounting records referred to therein in all material respects and the establishment and maintenance by the Company of disclosure controls and procedures and internal control over financial reporting, and such other Information as the Authorized Hulu Group Reporting Personnel reasonably determine is necessary to support the certifications of Disney’s principal executive officer and principal financial officer that are required under Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002 with respect to each Quarterly Report on Form 10-Q and Annual Report on Form 10-K of Disney within the Consolidation Period.

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(j) Special Reports of Deficiencies, Violations or Corrections. The Company shall notify the Hulu Group Reporting Personnel in writing as promptly as reasonably practicable after any officer of the Company or any Director becomes aware of any of the following events or circumstances: (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, (ii) any fraud, whether or not material, that involves the management of the Company or other employees who have a significant role in the Company’s internal controls over financial reporting, (iii) any illegal act within the meaning of Section 10A(b) and (f) of the Exchange Act, (iv) any report of evidence or allegation of a possible material violation of any U.S. federal or state Law that any attorney representing any member of the Company Group, whether or not employed by any member of the Company Group, has made to any officers or Directors of the Company pursuant to the provisions of Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, including Part 205, (v) any event that is reasonably likely to require the Company to (A) disclose in any Annual Report on Form 10-K that the financial statements of the Company included in such filing reflect the correction of an error to previously issued financial statements (in which case the Company’s written notification to the Hulu Group Reporting Personnel shall also state whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the Company’s executive officers during the relevant recovery period pursuant to Rule 10D-1(b) under the Exchange Act, and the outcome of such analysis) or (B) conclude that any previously issued financial statements should no longer be relied upon because of an error in such financial statements as described under Item 4.02 of Form 8-K and (vi) the occurrence of any event following a reporting period that would reasonably be expected to be required by GAAP to be disclosed as a subsequent event in the Consolidated Financial Statements of the Company or in any financial statements of Disney.

SECTION 4.05. Controlled Company Status. So long as the Company qualifies as a “controlled company” for purposes of any applicable corporate governance listing standards of any securities exchange or automated or electronic quotation system on which shares of the Class A Common Stock are traded or quoted (the “Stock Exchange Standards”), the Company shall elect to be a “controlled company” for purposes of such Stock Exchange Standards and shall disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. If the Company ceases to qualify as a “controlled company” for purposes of any Stock Exchange Standards, the Company shall take any and all actions reasonably necessary to cause the Company to comply with the applicable Stock Exchange Standards as then in effect within the timeframe for compliance available under such Stock Exchange Standards.

SECTION 4.06. Record Retention. Neither party hereto shall destroy, or permit any member of its respective Group to destroy, any Information which the other party hereto may have the right to obtain pursuant to this Agreement prior to the end of the retention period set forth in the Retention Policies without first notifying such other party of the proposed destruction and giving such other party the opportunity to take possession of such Information prior to such destruction; provided, however, that in the case of any Information relating to taxes or employee benefits, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof). Notwithstanding the foregoing, neither party hereto shall destroy, or permit any member of its Group to destroy, any Information known by such party to be required by applicable Law to be retained.

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SECTION 4.07. Liability. Neither party hereto shall have any liability to the other party hereto in the event that any Information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the party providing such Information.

SECTION 4.08. Return of Information. Following the Trigger Date, in the event that any Information provided by one Group to the other Group solely pursuant to this Article IV is no longer required to be retained by the receiving party pursuant to applicable Law, the receiving party shall, upon the written request of the other party, promptly either (at the election of the receiving party) return to the other party all Information in a tangible form (including all copies thereof) or certify to the other party that it has destroyed such Information (and such copies thereof).

SECTION 4.09. Production of Witnesses; Records; Cooperation; Exchange of Information. (a) Except in the case of an Adversarial Action, each of Hulu and the Company (in such capacity, the “Disclosing Party”) shall, subject to applicable Law, use its reasonable best efforts to make available to the other party (in such capacity, the “Requesting Party”), upon written request from the Requesting Party, the directors, officers, employees, other personnel and agents of the members of its respective Group, in each case, as of the time of the applicable Action, as witnesses and any books, records or other documents within its control, to the extent that any such individual (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the Requesting Party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought; provided that the Requesting Party shall bear all costs and expenses in connection therewith (including reasonable and documented costs (x) of outside counsel for the Disclosing Party and (y) incurred by the Disclosing Party or other members of its respective Group in connection with the production of any such books, records or other documents). Without limiting the foregoing, (i) each of Hulu and the Company shall, on behalf of itself and the other members of its respective Group, cooperate and consult to the extent reasonably necessary with respect to any such Action and (ii) the obligations of Hulu and the Company to provide witnesses pursuant to this Section 4.09(a) are intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide witnesses without regard to whether the witness or the employer of the witness could assert a possible business conflict.

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(b) Except in the case of an Adversarial Action, and without altering any other right or obligation hereunder of either party hereto, the Disclosing Party, on behalf of itself and the other members of its Group, shall, subject to applicable Law, use reasonable best efforts to provide, or cause to be provided, to the Requesting Party, at any time after the date of this Agreement and as soon as reasonably practicable after written request therefor (which request shall specify the basis of such request in reasonable detail), any Information (or a copy thereof) in the possession or under the control of the Disclosing Party’s Group which the Requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the Requesting Party or a member of the Requesting Party’s Group by applicable Law or (ii) to comply with its obligations under this Agreement; provided, however, that nothing in this Section 4.09(b) shall require either party hereto, as a Disclosing Party, to disclose any (A) Information that would give rise to a material risk of waiving the protection to the Disclosing Party, or any other member of the Disclosing Party’s Group, of any Privilege, (B) contract to which the Disclosing Party, or any other member of the Disclosing Party’s Group, is a party or is otherwise bound if disclosing such contract would violate, cause a default pursuant to or give a third party the right to terminate or accelerate any rights pursuant to such contract, (C) Trade Secrets or (D) Information related to pricing or other matters that are highly sensitive or competitive in nature; provided further that, without limiting the foregoing, in the event that the Disclosing Party does not provide Information in reliance on the immediately preceding proviso, it shall provide notice to the Requesting Party that it is withholding such Information on such basis.

SECTION 4.10. Privilege. The provision of any Information pursuant to this Article IV shall not be deemed a waiver of any privilege, including privileges arising under or related to the attorney-client privilege, work product doctrine or any other legal privilege (a “Privilege”). Neither the Company or any member of the Company Group nor Hulu or any other member of the Hulu Group will be required to provide any Information pursuant to this Article IV if the provision of such Information would give rise to a material risk of waiving any Privilege afforded such Information.

SECTION 4.11. Compliance with Specified Company Group Organizational Provisions. The Company shall, and shall cause each other member of the Company Group to, take any and all actions reasonably necessary to ensure continued compliance by each member of the Company Group with the provisions of its respective certificate or articles of incorporation, bylaws, operating agreement or other constituent documents that may not, in accordance with their terms, be amended without the approval of Hulu or any of the Hulu Affiliated Designees (the “Specified Company Group Organizational Provisions”). The Company shall notify Hulu in writing as promptly as reasonably practicable after becoming aware of any act or activity taken or proposed to be taken by the Company or any other member of the Company Group which resulted or would result in non-compliance with any Specified Company Group Organizational Provision.

ARTICLE V

Miscellaneous

SECTION 5.01. Effectiveness; Termination; Survival. This Agreement is effective as of the date hereof and shall terminate automatically (a) upon the Trigger Date or (b) in the event that the Hulu Group collectively owns 100% of the outstanding shares of Common Stock. Notwithstanding the foregoing, (i) the provisions of Section 2.02 shall survive the earlier termination of this Agreement pursuant to clause (a) of the foregoing sentence until the second anniversary of the date of this Agreement, (ii) Article III shall survive the termination of this Agreement pursuant to clause (a) of the foregoing sentence until the expiration of the Lockup Period, (iii) the provisions of Section 4.06 (with respect to Information pertaining to time periods prior to the termination of this Agreement), Section 4.07, Section 4.08, Section 4.09, Section 4.10 and this Article V shall survive the termination of this Agreement pursuant to clause (a) of the foregoing sentence and (iv) the provisions of Section 4.11 shall survive the termination of this Agreement pursuant to clause (a) of the foregoing sentence until the date on which the Hulu Group ceases to collectively own at least 10% of the then-outstanding shares of Common Stock and (v) the provisions of Section 4.01, Section 4.02, Section 4.03 and Section 4.04 shall terminate upon the last day of the fiscal year in which the Trigger Date occurs; provided that the provisions of Section 4.01, Section 4.02, Section 4.03 and Section 4.04 shall survive termination pursuant to this Section 5.01(iii), and shall survive the termination of this Agreement, for so long as any member of the Hulu Group includes information about the Company Group in its financial statements, but only to the extent relating to (A) such information about the Company Group that any member of the Hulu Group includes in its financial statements and (B) a fiscal year in which the Hulu Group collectively owned at least 50% of the outstanding shares of Common Stock on any date during such fiscal year. Nothing in this Section 5.01 shall be deemed to release any party from any liability for any willful and material breach of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

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SECTION 5.02. Notices. All notices, requests, claims, demands and other communications hereunder to any party hereto shall be in writing and shall be deemed given if delivered personally, by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto) or if sent by overnight courier (providing proof of delivery) to the parties hereto at the following addresses, or such other address or email address as such party may hereafter specify by like notice to the other parties hereto:

(a) if to the Company:

FuboTV Inc.
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Attention: Chief Legal Officer
Email: * * *

(b) if to Hulu (excluding, for the avoidance of doubt, any notice to the Authorized Hulu Group Reporting Personnel or the Hulu Group Reporting Personnel):

c/o The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521
Attention: Justin Warbrooke
James Kapenstein
Email: * * *
* * *

(c) if to any Permitted Affiliate Transferee: to the address or addresses specified in the Joinder executed by such Permitted Affiliate Transferee;

(d) if to the Authorized Hulu Group Reporting Personnel: to the address or addresses specified in Schedule 1 (as may be amended from time to time); and

(e) if to the Hulu Group Reporting Personnel: to the address or addresses specified in Schedule 2 (as may be amended from time to time).

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Any notice delivered pursuant to subsection (a) of this Section 5.02 shall include a further copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Andrew Elken

Owen Alexander

Greg Rodgers

Jenna Cooper

Email: Andrew.Elken@lw.com

Owen.Alexander@lw.com

Greg.Rodgers@lw.com

Jenna.Cooper@lw.com

Any notice delivered pursuant to subsections (b) or (c) of this Section 5.02 shall include a further copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, New York 10001

Attention: Faiza Saeed

Daniel Cerqueira

Cole DuMond

Alexander Greenberg

Email: fsaeed@cravath.com

dcerqueira@cravath.com

cdumond@cravath.com

agreenberg@cravath.com

SECTION 5.03. Expenses . Except as otherwise set forth herein, each party to this Agreement shall pay its own expenses incurred in connection with this Agreement.

SECTION 5.04. Amendments; Waivers; Consents.

(a) No term or provision of this Agreement may be amended (including, in each case, by way of merger, consolidation, operation of law or otherwise) or waived unless such amendment or waiver (i) is in writing and signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party making such waiver, and (ii) complies with Section 14.01 and Section 14.02 of the Certificate of Incorporation; provided that, notwithstanding the foregoing, Hulu may, in its sole discretion, amend Schedule 1 or Schedule 2 at any time upon written notice given to the Company in accordance with Section 5.02. Each party may, in its sole discretion, waive any and all rights granted to it in this Agreement; provided that no waiver by any party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving.

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(b) The waiver by of any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach. No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 5.05. Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall not be deemed to be terms of limitation, but rather shall be deemed in each case to be followed by the words “without limitation”. The word “will” shall be construed to have the same meaning as the word “shall”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement”, “hereof”, “herein”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement and include any exhibits, schedules or other attachments to this Agreement. Whenever required by the context, references to a fiscal year shall refer to a portion thereof. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement. References to “Disney” in this Agreement shall mean The Walt Disney Company or the then-current ultimate parent company of Hulu. Any reference in this Agreement to any request, approval, notification, determination, consent, consultation or similar action by or with the Authorized Hulu Group Reporting Personnel shall mean any such request, approval, notification, determination, consent, consultation or similar action by or with any individual identified as Authorized Hulu Group Reporting Personnel pursuant to this Agreement (but, for the avoidance of doubt, any notification, delivery or similar obligation by the Company to the Hulu Group Reporting Personnel shall require notification or delivery to all members of the Hulu Group Reporting Personnel in accordance with Section 5.02).

SECTION 5.06. Percentage Interest. For purposes of this Agreement, the percentage of Common Stock owned by any holder or holders as of any particular time shall be determined by dividing (a) the number shares of Common Stock owned of record or beneficially owned by such holder or holders by (b) the total number of shares of Common Stock outstanding as of such time. Such percentage shall be calculated to the fourth decimal place.

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SECTION 5.07. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

SECTION 5.08. Counterparts; Delivery by Electronic Transmission. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Section 5.08 shall apply mutatis mutandis to any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto.

SECTION 5.09. Entire Agreement. This Agreement and those documents expressly referred to herein constitute the entire agreement and supersede all other prior agreements and understandings (both written and oral) among the parties hereto with respect to the subject matter hereof and thereof.

SECTION 5.10. Governing Law; Specific Performance.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party hereto agrees that, in the event of any breach or threatened breach by any other party hereto of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, including pursuant to this Agreement, whether in law or equity) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach, without proof of damages or otherwise. No party hereto shall oppose the granting of an injunction or other equitable relief to prevent any breach of this Agreement or to enforce specifically the terms and provisions of this Agreement on the basis that the other parties have an adequate remedy at law or that an award of equitable relief is unenforceable, invalid or not an appropriate remedy for any reason at law or equity. No party hereto seeking any injunction or other equitable relief to prevent any breach of this Agreement or to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.10(b) shall be required to provide any bond or other security in connection with any such order or injunction.

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SECTION 5.11. Dispute Resolution; Arbitration. Except as otherwise set forth in Section 5.11(e), any and all controversies, claims or disputes arising out of or related to this Agreement or the interpretation, performance or breach hereof, including any action or claim based in tort, contract or statute or alleged violations of state or federal common law rights or duties, and the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 5.11 (each, a “Dispute”), shall be resolved according to the following procedures, which shall constitute the sole dispute resolution mechanism hereunder:

(a) In the event that the parties hereto are unable to resolve any Dispute informally following good faith discussions, then such Dispute shall be submitted to confidential, final and binding arbitration before a single arbitrator (the “Initial Arbitrator”). If the parties to any Dispute are unable to agree on an Initial Arbitrator within 15 Business Days after the commencement of an arbitration, an Initial Arbitrator shall be selected in accordance with the rules of JAMS or its successor (“JAMS”). Unless the parties to the Dispute agree otherwise, the Initial Arbitrator shall be a former or retired judge or justice of any New York state or federal court with experience in matters involving the digital media industry. The arbitration shall be initiated and conducted according to the JAMS Comprehensive Arbitration Rules and Procedures, except as modified herein, including the Optional Appeal Procedure, in effect at the time the request for arbitration is made (the “Arbitration Rules”), at the office of JAMS in New York, New York or at such other location as may be agreed to by the parties to the Dispute.

(b) Within 10 Business Days after the rendering of an award, any party to the Dispute may notify JAMS of its intention to appeal the award. The appeal will be administered by JAMS and conducted at the office of JAMS in New York, New York or at such other location as may be agreed to by the parties to the Dispute. The appeal shall be heard by a single Arbitrator or, at the election of any party to the Dispute, by three arbitrators (each such arbitrator, an “Appeal Arbitrator”; each Initial Arbitrator or Appeal Arbitrator, an “Arbitrator”); provided that, unless the parties to the Dispute agree otherwise, (i) each Appeal Arbitrator shall be a former or retired judge or justice of any New York state or federal court with experience in matters involving the digital media industry and (ii) if such appeal is heard by a single Appeal Arbitrator, such Appeal Arbitrator must have at least 15 years’ experience as a judge. If the parties to any Dispute are unable to agree on the Appeal Arbitrator(s) within 15 Business Days after a notice of an appeal is served on each other party to such Dispute, the Appeal Arbitrator(s) shall be selected in accordance with the JAMS rules. The Appeal Arbitrator(s) shall be entitled to accept the initial award, modify the award or substitute his or her own award. The award, as confirmed, modified or replaced by the Appeal Arbitrator(s), shall be final and binding, and judgment thereon may be entered by any court having jurisdiction thereof. Except as provided herein, the JAMS Optional Appeal Arbitration Procedure shall apply to the appeal.

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(c) Each Arbitrator shall serve as a neutral, independent and impartial arbitrator. In adjudicating the Dispute, the Arbitrators shall follow Delaware Law for substantive issues and the applicable Arbitration Rules (including the JAMS Rules and Procedures) for issues of procedure; provided that the Initial Arbitrator shall entertain any motion for summary judgment by any party to the Dispute and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. To the extent that discovery is allowed under the Arbitration Rules, the Federal Rules of Civil Procedure shall govern any expert discovery. The Arbitrators shall have the power and authority to award any relief that would have been available in any court, including equitable relief (e.g., injunction, specific performance), and, cumulative with all other remedies, shall grant specific performance whenever possible. Notwithstanding the foregoing, the Arbitrators shall have no power to issue any award or decision that is contrary to, or inconsistent with, any applicable statute, case law or constitutional law, nor shall the Arbitrators have any power to modify or change any material term of this Agreement; provided that, for the avoidance of doubt, this sentence shall not change that Delaware Law, and not any other Law, shall apply to all substantive issues. The parties hereto hereby waive the right to seek special, punitive, exemplary, incidental, consequential or indirect damages, or loss of profits, in connection with any Dispute, and the Arbitrators shall have no authority to award any such damages or losses on any basis and such relief shall not be recoverable by any other process or in any other proceeding.

(d) The Arbitrators will provide a detailed written statement of decision, which will be part of the arbitration award and admissible in any judicial proceeding to confirm, correct or vacate the award. If, and only if, any party to the Dispute refuses to perform any or all of its obligations under the final arbitration award (following appeal, if applicable, pursuant to this Section 5.11) within 30 days after such award is rendered and after such party is given five Business Days’ written notice to cure its failure to perform, then any other party to the Dispute may enforce the final award in any court of competent jurisdiction in state or federal court in New York County, New York.

(e) Nothing herein shall preclude any party to a Dispute from seeking, in accordance with this Section 5.11(e), preliminary or provisional relief from a state or federal court of competent jurisdiction in the State of New York as may be necessary to protect such party’s rights and interests hereunder. Without otherwise limiting the intent of the parties hereto that all Disputes be subject to arbitration as described in this Section 5.11, any Dispute, or portion thereof, seeking a pre-arbitral injunction, pre-arbitral attachment or other Order in aid of arbitration may, and any Dispute, or portion thereof, that may not be arbitrated pursuant to applicable Law shall, be submitted for trial exclusively in the United States District Court for the Southern District of New York, or, if and only if the United States District Court for the Southern District of New York does not have jurisdiction, then before the State Supreme Court in New York County, New York, or, if and only if neither such court shall have jurisdiction, then before any other court sitting in New York County, New York having subject matter jurisdiction. The parties hereto expressly consent to the exclusive jurisdiction of such courts and consent to service of process outside of the State of New York pursuant to the requirement of such court in any matter subject to it. Any process in such proceedings may be served by, in addition to other methods available under applicable Law, delivering or mailing such process, by registered or certified mail, to such addresses as are designated in Section 5.02. Any such delivery or mail service shall have the same effect as personal service within the State of New York; provided that the documents are also sent via e-mail to the applicable e-mail addresses designated in Section 5.02. Without limiting any pre-arbitral relief that may be granted by a court in accordance with this Section 5.11(e), the Arbitrators shall have the full authority to grant preliminary or provisional relief, to order any party to any Dispute to request that a court modify or vacate any pre-arbitral relief issued by such court and to award damages for the failure of such party to comply with such order.

(f) Claimants and respondents shall bear their own costs of the arbitration, including attorney’s fees and expenses, and share equally the Arbitrators’ fees and JAMS’ administrative costs. For purposes of cost sharing, all claimants shall be considered one party and all respondents shall be considered one party.

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(g) The parties hereto agree that any arbitration hereunder, including any related appeal, shall be kept confidential, and that the existence of the proceeding and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall be deemed confidential and shall not be disclosed beyond the Arbitrators, the parties to the Dispute, their respective counsels, outside experts and consultants assisting the parties’ respective counsels in connection with such Dispute and any other Person who is necessary to the conduct of the arbitration proceeding, except as and to the extent required by applicable Law. The parties hereto also agree that any court proceeding shall be kept confidential and that, in the event any party to a Dispute makes application to any court in connection with this Agreement (including any proceedings to compel arbitration or to enforce a final award which can only be instituted if another party refuses to perform its obligations under this Agreement), such party shall take all steps reasonably within its power to cause such application, and any exhibits (including copies of any award or decisions of the Arbitrators), to be filed under seal, shall oppose any challenge by any third party to such sealing and shall give any other party involved in the applicable proceeding or arbitration notice of any such challenge.

SECTION 5.12. Assignment; No Third-Party Beneficiaries. This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

SECTION 5.13. Confidentiality.

(a) Except as otherwise contemplated by this Agreement, each of Hulu and the Company shall, and shall direct each other member of its respective Group and its respective Representatives to, (i) hold confidential and not disclose, without the prior written approval of the other party hereto, all confidential or proprietary written, recorded or oral information or data (including research, developmental, technical, marketing, sales, subscriber, financial, operating, performance, cost, business and process information or data, knowhow and computer programming and other software techniques) provided by or on behalf of one Group or any Representative of any member of such Group (in such Representative’s capacity as such) to the other Group or any Representative of any member of such other Group (in such Representative’s capacity as such), whether such confidentiality or proprietary status is indicated orally or in writing or if such member of the receiving Group or such Representative of the receiving Group should reasonably have understood that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”) and (ii) use such Confidential Information only for the purpose of performing its obligations hereunder, managing and monitoring Hulu’s investment in the Company and its Subsidiaries and carrying on the business of the Company and its Subsidiaries; provided that (x) the Hulu Group and its Representatives may disclose or use such Confidential Information in their capacity as directors, officers or employees of any member of the Hulu Group and (y) each of Hulu and the Company may disclose such Confidential Information to its respective Representatives that are attorneys, accountants, consultants and other professional advisors and to any member of its respective Group and such Group member’s respective directors and employees, to the extent necessary to perform their services in connection with monitoring Hulu’s investment in the Company and its Subsidiaries and carrying on the business of the Company and its Subsidiaries, in each case in the ordinary course of business (provided, however, that the recipients of such Confidential Information are subject to confidentiality and non-disclosure obligations at least as restrictive as those set forth in this Section 5.13) and (z) each of Hulu and the Company may disclose such Confidential Information as may be necessary in connection with the enforcement of its respective rights under this Agreement.

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(b) Notwithstanding the foregoing, the confidentiality and non-use obligations of Section 5.13(a) will not apply to Confidential Information:

(i) that any member of either Group or any Representative of any member of either Group is required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority (including any applicable rule, regulation or order of a self-governing authority, including any securities exchange or national quotation system on which outstanding securities of the Company or Disney are listed); provided, that either the Company or Hulu, on behalf of such disclosing Person, as applicable, shall, where and to the extent legally permitted and reasonably practicable, (A) give Hulu or the Company, as applicable, reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) reasonably cooperate with Hulu or the Company, as applicable, in attempting to obtain such protective measures; provided further that any costs and expenses incurred in connection with seeking or obtaining such protective measures shall be borne solely by the party (Hulu or the Company, as applicable) requesting such protective measures.

(ii) that becomes available to the public other than as a result of a breach of this Section 5.13;

(iii) that can be demonstrated as having been independently developed by a member of such Group without use of or reliance upon Confidential Information; or

(iv) that has been provided to any member of a Group or any of such member’s Representatives by a Person (other than a member of the other Group) who is not known, after reasonable inquiry, to be subject to confidentiality obligations with respect to such Confidential Information.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers as of the date first written above.

FUBOTV INC.

By:	/s/ Gina DiGioia
Name:	Gina DiGioia
Title:	Chief Legal Officer and Corporate Secretary

HULU, LLC

By:	/s/ James Kapenstein
Name:	James M. Kapenstein
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement dated as of October 29, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Stockholders Agreement”) by and between FuboTV Inc., a Delaware corporation, and Hulu, LLC, a Delaware limited liability company. Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and a “Permitted Affiliate Transferee” and a “Relevant Stockholder” under the Stockholders Agreement as of the date hereof and, without limiting the generality of the foregoing, shall be subject to the Stockholders Agreement and shall have all of the rights and obligations of a Permitted Affiliate Transferee and a Relevant Stockholder thereunder as if it had executed the Stockholders Agreement as of the date thereof. The Joining Party hereby ratifies, and agrees to be bound by, as of the date hereof, all of the terms, provisions and conditions contained in the Stockholders Agreement that are applicable to Permitted Affiliate Transferees and Relevant Stockholders.

All notices under the Stockholders Agreement to the undersigned shall be directed to:

[Name]

[Address]

[City, State, Zip Code]

Attention:

Email:

A-1

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: ___________,____________

[NAME OF JOINING PARTY],

By:
Name:
Title:

AGREED ON THIS [            ] day of [          ], 20[  ]:

FUBOTV INC.,

By:
Name:
Title:

A-2